Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-51717) pertaining to the Virco Mfg. Corporation Employee Stock Ownership Plan,

(2)	Registration Statement (Form S-8 No. 333-74832) pertaining to the Virco Mfg. Corporation 401(K) Savings Plan,

(3)	Registration Statement (Form S-8 No. 333-175638) pertaining to the Virco Mfg. Corporation 2011 Stock Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-198723) pertaining to the Virco Mfg. Corporation 2011 Stock Incentive Plan, and

(5)	Registration Statement (Form S-3 No. 333-135618) of Virco Mfg. Corporation pertaining to the resale of Virco Mfg. Corporation’s common stock by certain selling security holders;

of our report dated April 27, 2018, with respect to the consolidated financial statements and schedule of Virco Mfg. Corporation included in this Annual Report (Form 10-K) of Virco Mfg. Corporation for the year ended January 31, 2018.

/s/ Ernst & Young LLP
Los Angeles, California
April 27, 2018